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                                                      EXHIBIT 12.1

                          TIME WARNER COMPANIES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                     NINE MONTHS
                                 ENDED SEPTEMBER 30,
                               ------------------------
                                PRO
                               FORMA      HISTORICAL
                               ------  ----------------
                               1997(a)  1997     1996
                               ------  -------  -------
                                 (IN MILLIONS, EXCEPT
                                       RATIOS)

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items..... $ 282   $   269  $  (172)
    Interest expense..........   643       693      688
    Amortization of
      capitalized interest....     1         1        1
    Portion of rents
      representative of an
      interest factor.........    41        41       43
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    54        54       54
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   719       682      594
    Undistributed losses of
      less than 50% owned
      companies...............    10        10       24
                               ------  -------  -------
        Total earnings........ $1,750  $ 1,750  $ 1,232
                               ------  -------  -------
                               ------  -------  -------
Fixed charges:
    Interest expense.......... $ 643   $   693  $   688
    Capitalized interest......  --       --           1
    Portion of rents
      representative of an
      interest factor.........    41        41       43
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    54        54       54
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   504       457      446
                               ------  -------  -------
        Total fixed charges... $1,242  $ 1,245  $ 1,232
                               ------  -------  -------
                               ------  -------  -------
Ratio of earnings to fixed
  charges.....................   1.4 x     1.4x     1.0x
                               ------  -------  -------
                               ------  -------  -------


                                            YEAR ENDED DECEMBER 31,
                              ---------------------------------------------------

                                PRO
                               FORMA                  HISTORICAL
                              ------- -------------------------------------------
                              1996(a)  1996     1995     1994     1993     1992
                              ------- -------  -------  -------  -------  -------

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$   45  $   (15) $     2  $    89  $    81  $   320
    Interest expense..........   805      908      877      769      698      729
    Amortization of
      capitalized interest....     2        2        2        2    --          19
    Portion of rents
      representative of an
      interest factor.........    55       55       57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72       72       11    --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   844      801      691      665      663       97
    Undistributed losses of
      less than 50% owned
      companies...............    50       50      117       82       47       56
                              ------- -------  -------  -------  -------  -------
        Total earnings........$1,873  $ 1,873  $ 1,757  $ 1,659  $ 1,543  $ 1,306
                              ------- -------  -------  -------  -------  -------
                              ------- -------  -------  -------  -------  -------
Fixed charges:
    Interest expense..........$  805  $   908  $   877  $   769  $   698  $   729
    Capitalized interest......     1        1        4        2    --          15
    Portion of rents
      representative of an
      interest factor.........    55       55       57       52       54       85
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    72       72       11    --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   668      607      697      668      664       81
                              ------- -------  -------  -------  -------  -------
        Total fixed charges...$1,601  $ 1,643  $ 1,646  $ 1,491  $ 1,416  $   910
                              ------- -------  -------  -------  -------  -------
                              ------- -------  -------  -------  -------  -------
Ratio of earnings to fixed
  charges.....................   1.2 x     1.1x     1.1x     1.1x     1.1x     1.4x
                              ------- -------  -------  -------  -------  -------
                              ------- -------  -------  -------  -------  -------

------------

 (a) The pro forma ratio of earnings to fixed charges for TWC for the nine months ended September 30, 1997 and the year ended December 31, 1996 gives effect to (i) the TWE-A/N Transfers and (ii) with respect to 1996 only, the Preferred Stock Refinancing and certain other debt refinancings as if such transactions had occurred at the beginning of such periods. The pro forma information presented above should be read in conjunction with the pro forma consolidated condensed financial statements contained in the Issuer's Current Report on Form 8-K dated November 13, 1997 and incorporated herein by reference.



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